UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond Avenue, Suite 850 Houston, Texas	77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the stockholders of Glori Energy Inc. (the “Company”) was held on June 25, 2015 (the “Annual Meeting”). A total of 26,196,956 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing approximately 82.4% of all the votes entitled to be cast at the Annual Meeting, constituting a quorum. The matters submitted for a vote and the related results are as follows:

Proposal 1 – Election of the following five Class A Directors to the Board of Directors of the Company: Matthew Gibbs, James C. Musselman, Ganesh Kishore, Damon L. Rawie, and Jonathan Schulhof (“Proposal 1”).

The number of votes for, votes withheld and non-votes for the election of each director up for re-election was as follows:

Name	Number of Votes FOR	Number of Votes Withheld	Number of Non-Votes
Matthew Gibbs	23,960,463	1,163,375	1,073,118
James C. Musselman	24,984,129	139,709	1,073,118
Ganesh Kishore	23,960,463	1,163,375	1,073,118
Damon L. Rawie	24,982,833	141,005	1,073,118
Jonathan Schulhof	24,982,833	141,005	1,073,118

Proposal 2 – Amendment of Section 2.2 of the Company’s Bylaws to eliminate the two separate classes of directors and two year terms in order to transition to a single class of directors who are elected annually, with such change applicable to all directors beginning with the 2016 Annual Meeting of Stockholders (“Proposal 2”).

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,992,352	5,200	126,286	1,073,118

Proposal 3 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015 (“Proposal 3”).

Votes For	Votes Against	Abstentions
26,069,184	1,154	126,618

Pursuant to the foregoing votes, each of the directors named in Proposal 1 was elected and both Proposals 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glori Energy Inc.

Date: June 30, 2015	By:	/s/ Stuart M. Page
	Name:	Stuart M. Page
	Title:	President and Chief Executive Officer